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                                                                    EXHIBIT 23.2


The Board of Directors of
McAfee.com Corporation:

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 17, 2001 relating to the financial statements and financial statement schedule, which appear in McAfee.com Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California

December 20, 2001